UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2024

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39679	85-2642786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of Principal Executive Offices) (Zip Code)

(561) 893-8670
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2024, David Brant was appointed to the Board of Directors of Airspan Networks Holdings Inc. (the “Company”). The Board appointed Mr. Brant to fill a vacancy to enable the Board to achieve a quorum under Delaware law and the Company’s governing documents. With Mr. Brant serving as a director, the Board of Directors reduced the number of seats on the Board from ten directors to six directors, resolving the quorum issue caused by recent resignations from the Board.

Mr. Brant subsequently resigned as director on February 26, 2024, effective immediately. Mr. Brant’s resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Brant for his service to the Company in this important regard.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2024	Airspan Networks Holdings Inc.

	By:	/s/ Glenn Laxdal
Glenn Laxdal
President, Chief Executive Officer, Director

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